UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Global Traffic Network, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 8, 2006
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 8, 2006
VOTING AND REVOCATION OF PROXY
PROXIES AND VOTING
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF STOCKHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/UNTIMELY STOCKHOLDER PROPOSALS
APPENDIX A
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

GLOBAL TRAFFIC NETWORK, INC.
800 Second Avenue, 5th Floor
New York, New York 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 8, 2006
TO THE STOCKHOLDERS OF GLOBAL TRAFFIC NETWORK, INC.:
     Please take notice that the annual meeting of stockholders of Global Traffic Network, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at KCSA Worldwide, 800 Second Avenue, 5th Floor, New York, NY, on Friday, December 8, 2006, at 11a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect five directors;

2.	To ratify the appointment of BDO as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007; and

3.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     Pursuant to due action of the Board of Directors, stockholders of record on October 23, 2006 will be entitled to vote at the Annual Meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.
     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.
By Order of the Board of Directors
Dale C. Arfman
Secretary
November 3, 2006

GLOBAL TRAFFIC NETWORK, INC.
800 Second Avenue, 5th Floor
New York, New York 10017

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 8, 2006
VOTING AND REVOCATION OF PROXY
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Traffic Network, Inc. (periodically referred to herein as the “Company”) to be used at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, December 8, 2006, at 11 a.m. at KCSA Worldwide, 800 Second Avenue, 5th Floor, New York, NY, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect five directors;

2.	To ratify the appointment of BDO as the independent registered public accounting firm of the Company for fiscal 2007; and

3.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.
     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was November 3, 2006. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy. Only stockholders of record at the close of business on October 23, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournments thereof.

PROXIES AND VOTING
     Only holders of record of the Company’s common stock at the close of business on October 23, 2006, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 12,870,000 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.
     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.
     All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement and for ratification of BDO’s appointment as the Company’s independent registered public accounting firm unless a contrary choice is specified. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A stockholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.
     The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement and “FOR” the ratification of BDO as the independent registered public accounting firm of the Company for fiscal 2007.
     While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)
     The Board of Directors currently consists of five directors, each of which has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his or her successor is elected and shall have qualified.
     The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

	Principal Occupation, Business Experience
Name and Age of	For the Past Five Years and	Director
Director and Nominee	Directorships of Public Companies	Since
William L. Yde III Age 53	William L. Yde III was one of our co-founders and has served as our Chairman, Chief Executive Officer and President since our inception in May 2005. Mr. Yde founded The Australia Traffic Network Pty Limited (”Australia Traffic Network”) on June 20, 1997 and has served as its Chairman and Chief Executive Officer since its inception. Prior to forming Australia Traffic Network, in 1994, Mr. Yde founded Wisconsin Information Systems, Inc., an Ohio corporation dba Milwaukee Traffic Network (“Milwaukee Traffic Network”), and expanded its operations to create traffic networks in Milwaukee, Oklahoma City, Omaha and Albuquerque before selling them in 1996 to Metro Networks, Inc., now a wholly owned subsidiary of Westwood One, Inc. In 1999, Mr. Yde co-founded Nihon (Japan) Traffic Network, a Japanese entity (“Japan Traffic Network”), and served as its Chief Executive Officer and as a director on its board from 1999 to January 2002, at which time the company suspended operations.	2005

Dale C. Arfman Age 52	Dale C. Arfman was one of our co-founders and has served as our Treasurer and Secretary since September 2005. Mr. Arfman has been with Australia Traffic Network since 1999 and is its Chief Financial Officer. In 1999, Mr. Arfman was a co-founder of Japan Traffic Network and served as its Chief Financial Officer and as a member of its board of directors from 1999 to January 2002, at which time the company suspended operations. From 1996 to 1999, Mr. Arfman contributed to the development of traffic networks in Oklahoma City, Albuquerque and Omaha as an officer of Milwaukee Traffic Network. Prior to his involvement in the traffic business, Mr. Arfman was a loan officer with Bank One Indianapolis.	2005

Robert L. Johander Age 59	Robert L. Johander has been a member of our Board of Directors and served as Vice-Chairman since September 2005. Mr. Johander co-founded ValueVision International, Inc., in 1990 and served as its Chief Executive Officer until 1998 and as its Chairman until 1999. In 1999, Mr. Johander co-founded Japan Traffic Network and served on its board of directors from 1999 to January 2002, at which time the company suspended operations. Mr. Johander has been retired since January 2002.	2005

	Principal Occupation, Business Experience
Name and Age of	For the Past Five Years and	Director
Director and Nominee	Directorships of Public Companies	Since
Gary O. Benson Age 61	Gary O. Benson has been a member of our Board of Directors since September 2005. Mr. Benson currently serves as President, Treasurer and Broker of Twin Town Realty, Inc., a real estate brokerage firm, positions he has held since 1964. He has also served as the General Partner of Goben Enterprises LP; a general investment firm, since 1995, and as Chief Executive Officer and President of Transcontinental Acceptance Corporation, which currently engages in exercise equipment leasing, since 1995.	2005

Shane E. Coppola Age 40	Shane E. Coppola has been a member of our Board of Directors since June 2006. Mr. Coppola served as President and Chief Executive Officer of Westwood One, Inc. from May 2003 until his resignation in December 2005, and served as a director of Westwood One from October 2003 until December 2005. Following his resignation, Mr. Coppola has served as an independent consultant to Westwood One. From May 2002 to May 2003, Mr. Coppola was the Managing Partner of Columbus Capital Partners, LLC, which he founded. From September 1999 to May 2002, Mr. Coppola served as Executive Vice President of Westwood One’s Metro and Shadow Broadcasting operations. From 1992 to September 1999, Mr. Coppola was a director and Executive Vice President of Metro Networks, Inc. Currently, Mr. Coppola serves as the Managing Member of American Skating Centers, LLC, a company that owns and operates ice skating facilities.	2006

EXECUTIVE COMPENSATION
     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended June 30, 2006; and (ii) the Company’s four most highly-compensated executive officers (other than the Chief Executive Officer) who served in such capacity at June 30, 2006 and who received in excess of $100,000 in salary and bonus during the fiscal year ended June 30, 2006 (the “named executive officers”). The amounts below reflect compensation earned for services rendered to The Australian Traffic Network for the periods indicated and to Global Traffic Network, Inc., on a consolidated basis from our inception on May 16, 2005 through the fiscal year ended June 30, 2006.
Summary Compensation Table

							Long Term
							Compensation
	Annual Compensation						Awards
	Fiscal
	Year						Securities	All Other
Name and	Ended					Other Annual	Underlying	Compensation
Principal Position	June 30	Salary ($)		Bonus ($)		Compensation ($)	Options (#)	($)
William L. Yde III(1)	2006	$308,188	(2)	-0-		-0-	-0-	$38,642	(10)
President and	2005	$221,250	(2)	$146,380	(2)	-0-	-0-	$66,124	(10)
Chief Executive Officer	2004	$194,000	(2)	-0-		-0-	-0-	$87,534	(10)
Scott E. Cody(3)	2006	$200,000		-0-		-0-	100,000	$12,027	(8)
Chief Financial Officer	2005	$13,833		-0-		-0-	-0-	-0-
and Chief Operating Officer
Dale C. Arfman(4)	2006	$219,437	(5)	-0-		-0-	-0-	-0-
Treasurer and Secretary	2005	$219,250	(5)	-0-		-0-	-0-	-0-
	2004	$194,000	(5)	-0-		-0-	-0-	-0-
William Pezzimenti(6)	2006	$261,208		$165,603		-0-	50,000	$36,528	(9)
President and Director of	2005	$222,451		$101,659		-0-	-0-	$13,607	(9)
Australia Traffic Network	2004	$169,848		$136,848		-0-	-0-	$7,858	(9)
Kenneth A. Casseri(7)	2006	$200,000		-0-		-0-	25,000	$31,251	(11)
President of Canadian	2005	$25,000		-0-		-0-	-0-	$2,680	(11)
Traffic Network ULC

(1)	Mr. Yde was appointed President and Chief Executive Officer on May 16, 2005.

(2)	Mr. Yde’s 2006 salary is comprised of $130,688 from Milwaukee Traffic Network through Australia Traffic Network and $177,500 from Global Traffic Network, Inc. Mr. Yde’s 2005 salary is comprised of $216,250 from Milwaukee Traffic Network through The Australia Traffic Network and $5,000 from Global Traffic Network, Inc. Mr. Yde’s 2005 bonus was paid by Milwaukee Traffic Network through Australia Traffic Network. Mr. Yde’s 2004 salary was paid by Milwaukee Traffic Network through Australia Traffic Network.

(3)	Mr. Cody commenced employment with the Company June 9, 2005 and was appointed Chief Financial Officer and Chief Operating Officer by the Board of Directors on September 30, 2005.

(4)	Mr. Arfman became Treasurer and Secretary on September 30, 2005.

(5)	Mr. Arfman’s 2006 salary is comprised of $130,687 from Milwaukee Traffic Network through Australia Traffic Network and $88,750 from Global Traffic Network, Inc. Mr. Arfman’s 2005 salary is comprised of $216,250 from Milwaukee Traffic Network through The Australia Traffic Network and $3,000 from Global Traffic Network, Inc. Mr. Arfman’s 2004 salary was paid by Milwaukee Traffic Network through Australia Traffic Network.

(6)	Mr. Pezzimenti is paid in Australian dollars. For the purposes of this table, his compensation has been converted to United States dollars utilizing the average exchange rate for each year.

(7)	Mr. Casseri commenced employment with the Company on May 16, 2005.

(8)	Other compensation consists of reimbursement for COBRA premiums paid by employee.

(9)	Other compensation consists of automobile related costs incurred for the benefit of the employee. Such costs are incurred in Australian dollars. For the purposes of this table, his compensation has been converted to United States dollars utilizing the average exchange rate for each year.

(10)	Other compensation consists of apartment rental and automobile costs in Australia for the benefit of the employee during the applicable fiscal years. Includes apartment rental costs for 2006, 2005 and 2004 of $27,238, $43,244 and $65,864, respectively, and automobile related costs for 2006, 2005 and 2004 of $11,404, $22,880 and $21,670, respectively. The Company ceased making such payments prior to the end of fiscal 2006. Such costs were incurred in Australian dollars. For the purposes of this table, his compensation has been converted to United States dollars utilizing the average exchange rate for each year.

(11)	Other compensation consists of apartment rental in Canada for the benefit of the employee. Such costs are incurred in Canadian dollars. For the purposes of this table, his compensation has been converted to United States dollars utilizing the average exchange rate for each year.
Option/SAR Grants in the Last Fiscal Year
     The following table summarizes information with respect to options granted to the named executive officers, and the value of the options held by such persons as of June 30, 2006.

	Individual Grants
		Percent of			Potential
		Total			Realizable Value At Assumed
	Number of	Options/SARs			Annual
	Securities	Granted to			Rates of Stock Price
	Underlying	Employees	Exercise of		Appreciation For		Grant Date
	Option/SARs	In Fiscal	Base Price	Expiration	Option Term		Present Value
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)	($)
William L. Yde III	-0-	—	—	—	—	—	$0
Scott E. Cody	100,000	44.4%	$5.00	3/23/16	$314,447	$796,871	$206,600
Dale C. Arfman	-0-	—	—	—	—	—	$0
William Pezzimenti	50,000	22.2%	$5.00	3/23/16	$157,224	$398,436	$103,300
Kenneth A. Casseri	25,000	11.1%	$5.00	3/23/16	$78,612	$199,218	$51,650

Aggregated Option/SAR Exercise in Last Fiscal Year
and Fiscal Year-End Options/SAR Values
     The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons as of June 30, 2006 (the end of fiscal 2006).

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired on	Value	Options/SARs at FY-End		Options/SARs at FY-End(1)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William L. Yde III	0	—	0	0	0	$0
Scott E. Cody	0	—	0	100,000	0	$50,000
Dale C. Arfman	0	—	0	0	0	$0
William Pezzimenti	0	—	0	50,000	0	$25,000
Kenneth A. Casseri	0	—	0	25,000	0	$12,500

(1)	Based upon the difference between the option exercise price and the closing sale price of our common stock on June 30, 2006, which was $5.50.
Employment Agreements Arrangements
     Employment Agreement with William L. Yde III
     On November 18, 2005, the Company entered into an employment agreement with William L. Yde III, its Chief Executive Officer and President. The agreement has a term of five years and became effective on March 29, 2006, the closing date of the Company’s initial public offering. Pursuant to this agreement, Mr. Yde is entitled to receive a base salary of $350,000 per year, subject to $50,000 increases that are contingent upon the Company’s achieving certain profit levels as determined by the Board of Directors. Mr. Yde is also eligible to receive a bonus of up to $50,000 annually and a bonus in the form of stock awards or grants of options to purchase the Company’s capital stock, dependent upon such factors or goals as may be determined by the Board of Directors from time to time. The agreement requires Mr. Yde to devote substantially all of his working time to the Company. Also pursuant to the agreement, the Board, in its sole discretion, may grant Mr. Yde up to 500,000 shares of the Company’s common stock (as adjusted for stock splits, stock combinations, reorganizations or similar events) if the stock has traded at an average closing sales price of $30.00 per share of common stock for 20 consecutive trading days during the term of the agreement, as reported on the NASDAQ (or such other market or exchange if the Company’s common stock is then quoted or listed on a market or exchange other than the NASDAQ). In the event that the Company terminates Mr. Yde’s employment without cause (as defined in the employment agreement) or if Mr. Yde terminates his employment as a result of the Company’s material breach of the agreement, Mr. Yde is entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for 18 months.
     The agreement contains standard provisions regarding protection of the Company’s confidential information (as defined in the employment agreement) and prohibits Mr. Yde from directly or indirectly engaging in the following actions during the period he is employed by the Company and continuing for one year following the termination of the agreement, without the Company’s prior express written consent:
•	provide services to any of the Company’s competitors anywhere outside of the United States similar to those provided to the Company during his employment;

•	solicit or attempt to induce any of the Company’s customers, suppliers, licensees, licensors or other business relations to cease doing business with the Company; or

•	solicit or attempt to induce any of the Company’s employees to leave the Company’s employ, or to work for, render services or provide advice to or supply the Company’s confidential business information or trade secrets to any third person or entity.
     Employment Agreement with Scott E. Cody
     On February 14, 2006, the Company entered into an employment agreement with Scott E. Cody, its Chief Operating Officer and Chief Financial Officer. The agreement has a term of three years and became effective on March 29, 2006, the closing date of the Company’s initial public offering. Pursuant to this agreement, Mr. Cody is entitled to receive a base salary of $200,000 per year, subject to $25,000 increases that are contingent upon the Company’s achieving certain profit levels as determined by the board of directors. Mr. Cody is also eligible to receive a bonus of up to $50,000 annually contingent upon the Company’s achieving annual revenue and profitability targets as set by the Board of Directors, and a bonus in the form of stock awards or grants of options to purchase the Company’s capital stock that is dependent upon such factors or goals as may be determined by the Board of Directors from time to time. The Board of Directors has approved a grant to Mr. Cody of an option to purchase 100,000 shares of the Company’s common stock. This option, which was granted on March 23, 2006 (the effective date of our initial public offering), has an exercise price equal to the initial public offering price and vests in three annual installments commencing on the one year anniversary of the grant date. The agreement requires Mr. Cody to devote substantially all of his working time to the Company. In the event that we terminate Mr. Cody’s employment without cause (as defined in the employment agreement), or if Mr. Cody terminates his employment as a result of the Company’s material breach of the agreement or the Company’s requiring him to report directly to anyone other than its Chief Executive Officer, President or its board of directors, Mr. Cody is entitled to severance in the form of continuation of his base salary (as adjusted for any increase earned) for the remaining term of the agreement.
     The agreement contains standard provisions regarding protection of the Company’s confidential information (as defined in the employment agreement) and prohibits Mr. Cody from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without the Company’s prior express written consent:
     • provide services to any of the Company’s competitors anywhere outside of the United States similar to those provided to us during his employment with us;
     • solicit or attempt to induce any of the Company’s customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or
     • solicit or attempt to induce any of the Company’s employees to leave the Company’s employ, or to work for, render services or provide advice to or supply the Company’s confidential business information or trade secrets to any third person or entity.
Employment Agreement with Dale C. Arfman
     On November 18, 2005, the Company entered into an employment agreement with Dale C. Arfman, its Treasurer and Secretary. The agreement has a term of three years and became effective on March 29, 2006, the closing date of the Company’s initial public offering. Pursuant to this agreement, Mr. Arfman is entitled to receive a base salary of $175,000 per year. Mr. Arfman is also eligible to receive a cash bonus or a bonus in the form of stock awards or grants of options to purchase the Company’s capital stock, dependent upon such factors or goals as may be determined by the Board from time to time. The agreement requires Mr. Arfman to devote substantially all of his working time to the Company. In the event that we terminate Mr. Arfman’s employment without cause (as defined in the employment agreement) or if Mr. Arfman terminates his employment as a result of the Company’s material breach of the agreement, Mr. Arfman is entitled to severance in the form of continuation of his base salary for 18 months.
     The agreement contains standard provisions regarding protection of the Company’s confidential information (as defined in the employment agreement) and prohibits Mr. Arfman from directly or indirectly engaging in the following actions during the period he is employed by us and continuing for one year following the termination of the agreement, without the Company’s prior express written consent:
     • provide services to any of the Company’s competitors anywhere outside of the United States similar to those provided to us during his employment with us;
     • solicit or attempt to induce any of the Company’s customers, suppliers, licensees, licensors or other business relations to cease doing business with us; or
     • solicit or attempt to induce any of the Company’s employees to leave the Company’s employ, or to work for, render services or provide advice to or supply the Company’s confidential business information or trade secrets to any third person or entity.
     Other Agreements
     We have entered into agreements with each of Messrs. William Pezzimenti and Kenneth A. Casseri which provide for confidentiality, non-competition and non-solicitation covenants that will remain in effect for a period of one year following termination of employment.
Director Compensation
     Prior to our initial public offering, our directors received no compensation for serving as members on our Board of Directors. Following the effective date of our IPO, our non-employee directors are entitled to receive $3,000 for each board meeting attended in person and $1,000 for each committee meeting attended. Our non-employee directors have elected to forego any compensation for participating in Board and committee meetings telephonically until such time as the Company becomes profitable over the course of an entire fiscal year, at which time the Board will reconsider the structure of its director compensation. Upon the effective date of our IPO, Messrs. Gary O. Benson, one of our outside directors, received an option to purchase 50,000 shares of our common stock. These options have an exercise price equal to $5.00 (the fair market value of our common stock as of the date of grant) and vest in three equal annual installments commencing on the one-year anniversary of the date of grant. In connection with his appointment to the Board, on June 19, 2006, Mr. Shane E. Coppola received a similar option to purchase 50,000 shares of our common stock at an exercise price of $5.14 (the fair market value of our common stock as of the date of grant).
     Director compensation will be subject to review and adjustment from time to time at the discretion of our board of directors.
Compensation Committee Interlocks and Insider Participation
     On February 7, 2006, the Company’s Board of Directors formed the compensation committee and appointed Robert L. Johander and Ivan N.

Shulman as the initial members of the committee. In connection with his employment as Senior Vice President International Sales of the Company, which commenced on May 8, 2006, Mr. Shulman resigned from the Board of Directors and from the compensation committee. Upon his June 16, 2006 appointment to the Board of Directors, Shane Coppola was also appointed to the compensation committee. Currently, the compensation committee is comprised of Messrs. Johander and Coppola. There are no relationships among individuals who served as members of the compensation committee during the fiscal year ended June 30, 2006, members of the Board of Directors or executive officers of the Company that require disclosure under Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

STOCK PERFORMANCE GRAPH
     The Securities and Exchange Commission, requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative return to the Company’s stockholders (based on appreciation of the market price of the Company’s common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company’s common stock price for the period from the Company’s first day of trading on March 24, 2006 through June 30, 2006, to the Nasdaq Composite Index and to the Dow Jones Wilshire Microcap Index.
     The Company has elected to use the Dow Jones Wilshire Microcap Index in compiling its stock performance graph because it believes the Dow Jones Wilshire Microcap Index represents a comparison to companies with similar market capitalization as the Company.
     The presentation assumes that the value of an investment in each of the Company’s common stock, the Nasdaq Composite Index and the Dow Jones Wilshire Microcap Index was $100 on March 24, 2006, and that any dividends paid were reinvested in the same security.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG GLOBAL TRAFFIC NETWORK, INC., THE NASDAQ COMPOSITE INDEX
AND THE DOW JONES WILSHIRE MICROCAP INDEX

*	$100 invested on 3/24/06 in stock or on 2/28/06 in index-including reinvestment of dividends. Fiscal year ending June 30.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)
     The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. The Company’s independent accountants play an important part in the Company’s system of financial control. In accordance with the duties set forth in its written charter, the audit committee of the Company’s Board of Directors has appointed BDO as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. The Company expects that a representative of BDO will attend the Annual Meeting, be available to respond to appropriate questions from stockholders and have the opportunity to make a statement if he or she desires to do so.
     If the stockholders do not ratify the appointment of BDO, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of BDO by the stockholders, the audit committee, in its discretion, may direct the appointment of new independent accountants at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.
Fees billed to Company by Its Independent Registered Public Accounting Firm
     The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by BDO during the fiscal years ended June 30, 2005 and 2006. These fees are generally invoiced in Australian dollars and have been translated into United States dollars utilizing the exchange rates in effect when the fees were paid, or in the case of those fees not yet paid, incurred.

	Fiscal Year	Fiscal Year
	Ended June	Ended June
	30, 2006	30, 2005
Audit Fees(1)	$307,174	$217,467
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	0
All Other Fees (4)	0	0

Total Fees	$307,174	$217,467

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. Included in these fees are $162,569 and $33,163 for the years ended June 30, 2006 and 2005, respectively, associated with the filing of our registration statement filed on Form S-1 under the Securities Act (File No. 333-130417) effective on March 23, 2006 in connection with our initial public offering of stock.

(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.
     The audit committee of the Board of Directors has reviewed the services provided by BDO during the fiscal year ended June 30, 2006 and the fees billed for such services. After consideration, the audit committee has determined that the receipt of these fees by BDO is compatible with the provision of independent audit services. The audit committee discussed these services and fees with BDO and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-Approval Policy
     The written charter of the audit committee (a copy of which is attached as Appendix A to this proxy statement) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered certified public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated members of the audit committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. Since the date of our IPO, all services performed by BDO during the fiscal year ended June 30, 2006 were pre-approved in accordance with the written charter.
     Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered certified public accounting firm in the following fiscal year will be presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the audit committee. The Chairman must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

OTHER MATTERS
Executive Officers of the Company

		Principal Occupation, Business Experience for the
Name and Title	Age	Past Five Years and Directorships of Public Companies
William L. Yde III President and Chief Executive Officer	53	See “Election of Directors (Proposal One)” — above.

Scott E. Cody Chief Financial Officer and Chief Operating Officer	41	Scott E. Cody joined the Company in June 2005 and was appointed Chief Financial Officer and Chief Operating Officer by the Board of Directors on September 30, 2005. Prior to joining the Company, Mr. Cody held various positions with Metro Networks, Inc., serving as Vice President of Finance from 1997 to June 2002 and Senior Vice President of Business Development from July 2002 to June 2005. Prior to joining Metro Networks, Inc., Mr. Cody was Vice President of Finance for Tele-Media Broadcasting Company.

Dale C. Arfman Treasurer and Secretary	52	See “Election of Directors (Proposal One)” — above.

Ivan N. Shulman Senior Vice President International Sales	43	Ivan N. Shulman commenced his employment with the Company and was appointed Senior Vice President International Sales on May 8, 2006 and served as a member of our Board of Directors from September 30, 2005 through May 8, 2006. Mr. Shulman has been the owner of The Sports House since March 2003, prior to which time he held various positions with Metro Networks, Inc., serving most recently as the Senior Vice President of Marketing from 1997 to January 2003, Vice President of Marketing from 1995 to 1997 and Vice President of Merchandising from 1994 to 1995.

William Pezzimenti President and Director of Australia Traffic Network	55	William Pezzimenti currently serves as the President and Director of Australia Traffic Network having served as sales director for the last seven years. Prior to joining Australia Traffic Network, Mr. Pezzimenti was the manager of retail development for the CBS television affiliate in Buffalo, New York.

Kenneth A. Casseri President of Canadian Traffic Network ULC	48	Kenneth A. Casseri currently serves as the President of Canadian Traffic Network ULC. Prior to joining Canadian Traffic Network ULC in May 2005, Mr. Casseri served as Regional General Manager for Metro Networks, Inc. from April 2002 to May 2005. Mr. Casseri served as International Director of Marketing for Japan Traffic Network from April 2001 to January 2002, at which time the Company suspended operations. From September 1996 to April 2001, Mr. Casseri served as Regional General Manager for Metro Networks, Inc.

Board of Directors and Committees
     Board of Directors
     The Company’s Board of Directors is currently comprised of five members, each of which is identified under Proposal One (“Election of Directors”) above. The following directors, which constitute a majority of the Board, are “independent directors” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards: Robert L. Johander, Gary O. Benson and Shane E. Coppola. The Board of Directors held one meeting during fiscal 2006 and took action by written action in lieu of a meeting five times. The Company has a standing audit committee, compensation committee, and corporate governance and nominating committee. Each member of the Board of Directors attended at least 75% of the board meetings and meetings of committees to which they belong. The Company encourages all members of the Board of Directors to attend the Company’s annual stockholders’ meetings. The Annual Meeting to be held December 8, 2006, and in connection with which this proxy statement is being delivered, will be the Company’s first annual stockholders’ meeting.
     Audit Committee of the Board of Directors
     The Company has established a three-member audit committee within the Board of Directors that currently consists of Chairman Gary O. Benson and Messrs. Shane E. Coppola and Robert L. Johander. The audit committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached as Appendix A to this proxy statement and is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”). As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to oversee the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent accountants; and (iii) providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The charter also requires that the audit committee, among other things, review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent accountants, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held one meeting during fiscal 2006.
     The Board of Directors has determined that at least one member of the audit committee, Gary O. Benson, is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee (including Mr. Benson) is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.
     Compensation Committee of the Board of Directors
     The Company has established a two-member compensation committee within the Board of Directors that currently consists of Messrs. Shane E. Coppola and Robert L. Johander. The compensation committee approves the compensation of the Company’s Chief Executive Officer, develops policies and programs governing the compensation of all Company’s executives that support corporate objectives and the long-term interests of stockholders and administers the Company’s incentive compensation plans.

     The compensation committee held no meetings during fiscal 2006 and took action by written action in lieu of a meeting one time.
     Corporate Governance and Nominating Committee of the Board of Directors
     The Company has established a corporate governance and nominating committee within the Board of Directors that consists of Robert L. Johander and Gary O. Benson, each of whom satisfies the independence requirements of The NASDAQ Stock Market rules. The primary role of the corporate governance and nominating committee is to assist the Board of Directors in the areas of Board and committee membership selection and rotation practices, to evaluate overall Board effectiveness, to review and consider developments in corporate governance practices. The corporate governance and nominating committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s stockholders. The corporate governance and nominating committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s Internet website at www.globaltrafficnetwork.com (click on “Investor Relations,” and “Corporate Governance” “Committees and Charters”).
     The corporate governance and nominating committee (or a subcommittee thereof) will recruit and considers director candidates and present qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
     The corporate governance and nominating committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance and nominating committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.
     Recommendations for candidates to be considered for election to the Board at the Company’s annual stockholders’ meeting may be submitted to the corporate governance and nominating committee by the Company’s stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the corporate governance and nominating committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the corporate governance and nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:
•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.
     The corporate governance and nominating committee held no meetings during fiscal 2006 and took action by written action in lieu of a meeting one time.
Corporate Governance, Ethics and Business Conduct
     The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, employees, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market listing requirements and the Company’s own vision of good governance practices.
     The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. The Company’s Code of Business Conduct and Ethics covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Business Conduct and Ethics requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Business Conduct and Ethics. In addition to the Code of Business Conduct and Ethics, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer and senior financial officers, including the Chief Financial Officer and principal accounting officer (if different from the Chief Financial Officer).
     The full text of the Code of Business Conduct and Ethics and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer and senior financial officers are each available online at www.globaltrafficnetwork.com (click on “Investor Relations,” “Corporate Governance” “Committees and Charters” and “Code of Business Conduct and Ethics”).
Ability of Stockholders to Communicate with the Company’s Board of Directors
     The Company’s Board of Directors has established several means for stockholders and others to communicate with the Company’s Board of Directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Company’s audit committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the corporate governance and nominating committee in care of the Company’s Secretary at the Company’s headquarters address. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).
Report of the Audit Committee
     The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2006 and discussed them with management.
     The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.
     The audit committee has received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended, and has discussed with the Company’s registered public accounting firm their independence.
     The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006 be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
GARY O. BENSON
SHANE E. COPPOLA
ROBERT L. JOHANDER
Compensation Committee Report on Executive Compensation
     A two-member compensation committee within the Board of Directors generally makes decisions on compensation of the Company’s executives. All decisions by the compensation committee relating to the compensation of the Company’s executive officers are reviewed by the full Board of Directors. The current members of the compensation committee are Messrs. Robert L. Johander and Shane E. Coppola. Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the compensation committee addressing the compensation policies for the Company and its subsidiaries for the 2006 fiscal year as they affected the Company’s executive officers.
     The compensation committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in the Company’s industry.
     There are three elements in the Company’s executive compensation program, all determined by individual and corporate performance:
•	Base salary compensation

•	Annual incentive compensation

•	Stock incentive awards (including conditional grants of performance shares)
     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry.
     Base Salary Compensation
     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, the performance and potential of the incumbent in the job and competitive market information.
     Annual Incentive Compensation
     Annual incentive compensation potential for executives of the Company is based on competitive market information for similar positions and experience and the actual payouts are based on achieving corporate earnings per share targets.
     Stock Incentive Awards
     The compensation committee surveys employee stock incentive programs of companies with similar capitalization to the Company prior to recommending grants of stock incentives to the Company’s executive officers. The compensation committee also consults with independent compensation advisers when it deems such consultation to be appropriate. The value realizable from stock incentives is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time with respect to exercisable stock options and following the three year period over which performance criteria is measured with respect to grants of performance shares. In addition, the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or portion of such stock options and not by the compensation committee. Accordingly, when the compensation committee recommends that a stock incentive be granted to an executive, that recommendation does not take into account any gains realized that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year or gains realized by him or her upon the grant of shares underlying a stock performance grant.
     The compensation committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.
     Compensation of Chief Executive Officer
     Based on the terms of his employment agreement with the Company, Mr. Yde received an annualized base salary of $350,000 during fiscal 2006, which the compensation committee believes is competitive with executives in other industry-related companies. The Company did not grant Mr. Yde a bonus in 2006.
ROBERT L. JOHANDER
SHANE E. COPPOLA

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF
     The Company has outstanding one class of voting securities, common stock, $0.01 par value per share, of which 12,870,000 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of stockholders.
     The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each named executive officer for whom compensation information is included in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 800 Second Avenue, 5th Floor, New York, New York 10017, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

	Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned		of Total
William L. Yde III	3,955,786	(1)	30.74%
Dale C. Arfman	2,512,417		19.52%
Scott E. Cody	0		0%
Ivan N. Shulman	0		0%
William Pezzimenti	0		0%
Kenneth A. Casseri	0		0%
Gary O. Benson	50,000		*
Shane E. Coppola	0		0%
Robert L. Johander	878,534	(2)	6.83%
All Directors and Named Executive Officers as a group (9 people)	6,518,203		50.65%
Metro Networks Communications, Inc. (3)(4) 40 West 57th Street, 15th Floor New York, NY 10019	1,540,195		11.97%
Kern Capital Management LLC (4) 114 W. 47th Street New York, NY 10036	1,110,600		8.63%

*	Less than 1%

(1)	Includes an aggregate of 1,004,039 shares held by third parties which Mr. Yde has the power to vote under separate voting agreements, 878,534 shares of which are held by the Robert L. Johander Revocable Trust u/a/d December 18, 2003.

(2)	Represents 878,534 shares held by the Robert L. Johander Revocable Trust u/a/d December 18, 2003, of which Mr. Johander serves as co-trustee. Such shares are subject to a voting agreement in favor of William L. Yde III.

(3)	Metro Networks Communications, Inc., a Maryland corporation, is a direct wholly-owned subsidiary of Metro Networks, Inc., which is a direct wholly-owned subsidiary of Westwood One, Inc.

(4)	Based on the most recent report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, or the most recent Schedule 13D, 13F or 13G filed with the securities and Exchange Commission, as applicable.

CERTAIN TRANSACTIONS
     We are a Delaware corporation established on May 16, 2005 to be a holding company. We currently have two wholly-owned subsidiaries. We conduct our Canadian business operations through Global Traffic Canada, Inc., a Delaware corporation, which operates through its wholly-owned subsidiary, Canadian Traffic Network ULC, an Alberta business corporation. Our Australian business operations are conducted through The Australia Traffic Network Pty Limited (“Australia Traffic Network”), an Australian proprietary company registered under the Corporations Act of Australia. Prior to the March 23, 2006 effective date of our initial public offering, Australia Traffic Network was a separate entity controlled by the same shareholder base that controls us. Pursuant to a Securities Exchange Agreement dated December 13, 2005 among us, Australia Traffic Network and the holders of all of the outstanding ordinary shares of Australia Traffic Network, we exchanged 4,000,000 shares of our common stock and issued an aggregate of $1.4 million in promissory notes to Australia Traffic Network shareholders for all of the outstanding ordinary shares of Australia Traffic Network, after which Australia Traffic Network became our wholly-owned subsidiary. This transaction is referred to in this proxy statement as the “Share Exchange.” The promissory notes, which were intended to cover the estimated tax consequences to such shareholders of the share exchange, were repaid in their entirety on March 29, 2006 out of the net proceeds of our IPO. William L. Yde III, our Chief Executive Officer and President, Dale C. Arfman, our Treasurer and Secretary, and Metro Networks Communication, Inc., who beneficially owned approximately 11.97% of our common stock as of October 23, 2006, each a former shareholder of Australia Traffic Network, received payments $486,170, $413,810 and $253,679, respectively, in connection with the repayment of these promissory notes.
     Prior to the closing of our IPO, Australia Traffic Network issued notes payable to its shareholders from time to time in order to fund the development of our operations and fund the on-going cash requirements of our business operations. At June 30, 2005 the amount of the notes payable to Metro Networks Communications, Inc. was approximately $22,000. During September 2005, all outstanding shareholder notes payable and all accrued interest thereon were repaid in full.
     Australia Traffic Network has historically paid dividends to its shareholders to cover the shareholders’ estimated United States tax liabilities for the preceding calendar year. In January 2006, The Australia Traffic Network declared a dividend of approximately $0.1 million to its shareholders. Of such amount, William L. Yde III, Dale Arfman and Metro Networks Communications, Inc. received approximately $37,000, $32,000 and $19,000 respectively.
     Prior to our IPO, Messrs. William L. Yde III and Dale C. Arfman received the substantial majority of their compensation pursuant to payments that Australia Traffic Network made under a management agreement with Milwaukee Traffic Network, of which Messrs. Yde and Arfman are each 50% shareholders. Pursuant to the management agreement, Australia Traffic Network paid Milwaukee Traffic Network approximately $38,000 monthly for the services of Messrs. Yde and Arfman, together with incentive amounts determined from time to time by the board of directors of Australia Traffic Network. The management agreement was terminated on March 31, 2006. During the fiscal year ended June 30, 2006, Australia Traffic Network paid Milwaukee Traffic Network approximately $337,000.
     From May 16, 2005 (the date of our inception) through March 23, 2006 (the date of the Share Exchange), we made advances to and received advances from Australia Traffic Network in the ordinary course of business. During this time, Australia Traffic Network was a separate entity controlled by the same shareholder base that controls us. Upon completion of the Share Exchange, Australia Traffic Network became our wholly-owned subsidiary and all inter-company balances were eliminated for financial reporting purposes.

     On November 9, 2005, Canadian Traffic Network ULC entered into a Senior Note Purchase Agreement (the “Loan Agreement”) with Metro Networks Communications, Inc. Pursuant to the Loan Agreement, Canadian Traffic Network ULC borrowed $2.0 million pursuant to a promissory note. The note accrues interest at an annual rate of 10% and matures and is payable in full on March 29, 2007 (the first anniversary of the closing of our IPO). The Loan Agreement contains typical loan terms regarding the provision of financial information to Metro Networks Communications, Inc. on a scheduled basis, approval by Metro Networks Communications, Inc. of business activities out of the ordinary course of business, Canadian Traffic Network ULC’s agreement not to make material changes in its business or to operate out of its ordinary course of business and Canadian Traffic Network ULC’s agreement to refrain from incurring indebtedness, excepting certain permitted indebtedness. Additionally, Canadian Traffic Network ULC agreed not to compete with Metro in the United States. Canadian Traffic Network ULC granted a security interest to Metro Networks Communications, Inc. in all of its assets, except for future-acquired helicopters financed by unrelated third-parties, as security for the loan. We agreed to guarantee Canadian Traffic Network ULC’s obligations under the Loan Agreement, as did Global Traffic Canada, Inc. and Australia Traffic Network. Canadian Traffic Network ULC incurred approximately $126,000 of interest expense under this shareholder note payable for the year ended June 30, 2006. The promissory note was repaid in full on September 7, 2006.
     On November 9, 2005, and in connection with the Loan Agreement, Canadian Traffic Network ULC and an affiliate of Metro Networks Communications, Inc. entered into a Mutual Sales Representation Agreement. Under this agreement, Canadian Traffic Network ULC uses its reasonable efforts to sell U.S. based advertising time of the Metro Networks Communications, Inc. affiliate to our advertising clients in Canada and the Metro Networks Communications, Inc. affiliate likewise uses its reasonable efforts to sell our Canadian based advertising to U.S. based advertising clients of the Metro Networks Communications, Inc. affiliate. Each party receives a minority percentage of revenues generated from their sale of the other party’s advertising time. The agreement also prohibits us from competing with Metro Networks Communications, Inc. in the United States. The agreement extends for three years and is renewable for successive one-year periods unless notice is given 90 days prior to the agreement’s expiration. For the year ended June 30, 2006, Canadian Traffic Network ULC recognized approximately $44,000 of revenue and incurred approximately $1,000 of expense due to bad debt under the Mutual Sales Representation Agreement.
     Also on November 9, 2005, Canadian Traffic Network ULC additionally entered into a three year Traffic Data Agreement with an affiliate of Metro Networks Communications, Inc. Under this agreement, Canadian Traffic Network ULC provides non-exclusive access to the traffic data generated and gathered by Canadian Traffic Network ULC to the affiliate of Metro Networks Communications, Inc. free of charge. The affiliate of Metro Networks Communications, Inc. is permitted to disseminate and sell this data other than for broadcast on Canadian radio and television stations.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     On June 5, 2006, Westwood One Inc. filed a Form 3 reporting the shares of our common stock beneficially owned by Metro Networks Communications, Inc., its indirect wholly-owned subsidiary, which Form 3 was required to be filed on March 23, 2006. Except as set forth above, and based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2006.
PROPOSALS OF STOCKHOLDERS
     Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to Dale C. Arfman, Secretary, Global Traffic Network, Inc., 800 Second Avenue, 5th Floor, New York, New York 10017, by July 6, 2007. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.
     With respect to the Company’s 2007 annual stockholders’ meeting, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by September 19, 2007, the management proxies will be allowed to use their discretionary authority as outlined above.
By Order of the Board of Directors
Dale C. Arfman
Secretary

Appendix A

Audit Committee Charter
(as adopted February 7, 2006)
Purpose:
The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Global Traffic Network, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:
•	serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system;

•	review and appraise the audit of the Company’s financial statements performed by the Company’s independent accountants, who report directly to the Committee; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.
The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated under “Responsibilities and Duties” below.
Composition:
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (i) be an “independent director,” as defined by Nasdaq Marketplace Rule 4200(a)(15), except as otherwise permitted by Nasdaq Marketplace Rule 4350(d)(2)(B); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended; (iii) not have participated in the preparation of the Company’s financial statements (or any current subsidiary of the Company) at any time during the past three years; and (iv) have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements (including a company’s balance sheet, income statement and statement of cash flows). In addition, each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, or any other comparable experience of background which results in such member’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

The Committee shall endeavor to have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the Securities and Exchange Commission (the “Commission”) and other relevant regulations. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Company’s periodic filings as required by the Commission.
Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.
The members of the Committee shall be elected annually by the Board or a corporate governance or nominating committee thereof. Committee members may be removed for any reason or no reason at the discretion of the Board, and the Board may fill any Committee vacancy that is created by such removal or otherwise. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.
     Meetings:
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
Responsibilities and Duties:
The Committee will oversee the Company’s financial reporting processes and internal control system on behalf of the Board. Management is responsible for preparing the Company’s financial statements, and the independent accountants, which will be a registered public accounting firm selected by the Committee, are responsible for auditing those financial statements. The Committee shall be directly responsible for appointment, compensation, retention and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such firm shall report directly to the Committee.
The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and ethical behavior. The Committee shall adopt procedures for:
•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
In fulfilling its responsibilities and duties, the Committee is also expected to:
1.	provide an open avenue of communication between the Company, the independent accountants and the Board;

2.	review the Committee’s charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate;

3.	maintain sole authority and responsibility for hiring and firing the independent accountants, and maintain direct responsibility for the appointment, compensation, retention and oversight of the independent accountants’ work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committee;

4.	assess the effectiveness of the Company’s internal control environment, and evaluate the need for an internal audit function. Discuss with management any significant deficiencies in internal controls that have been identified by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Company’s ability to record, process, summarize or report financial data;

5.	confirm and assure the independence of the internal audit function and the independent accountant, including considering whether the independent accountant’s performance of permissible non-audit services and the compensation received for such services is compatible with the independent accountant’s independence. In that regard, the Committee shall be responsible for:
•	ensuring its receipt from the independent accountant of a formal written statement, consistent with Standards Board Standard 1, delineating all relationships between such independent accountant and the Company;

•	actively engaging in dialogue with the independent accountant with respect to disclosed relationships or services that may impact the objectivity and independence of the independent accountant; and

•	taking, or recommending that the Board take, appropriate action to oversee the independence of the independent accountant;
6.	review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in the Company’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended;

7.	inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company;

8.	consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant;

9.	consider and review with the independent accountant:

•	the adequacy of the Company’s internal controls, including computerized information system controls and security; and

•	any related significant findings and recommendations of the independent accountant together with management’s responses thereto;
10.	review the following items with management and the independent accountant at the completion of the annual examination and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:
•	the Company’s annual financial statements and related footnotes;

•	the independent accountant’s audit of the financial statements and its report thereon;

•	any significant changes required in the independent accountant’s audit plan;

•	any serious difficulties or disputes with management encountered during the course of the audit; and

•	other matters related to the conduct of the audit which are to be communicated to the Committee under SAS numbers 61 and 90;
11.	review with management, and if appropriate, with the independent accountants, the interim financial results that are filed with the Commission or other regulators;

12.	review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators;

13.	review the Company’s critical accounting policies and estimates, all alternative treatments of financial information within GAAP discussed between the independent accounts and management, and all other material written communications between the independent accounts and management;

14.	review the internal controls report prepared by management for insertion into the annual report and the independent accountant’s attestation on the assertions of management that are contained in the internal controls report;

15.	review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions;

16	report Committee actions to the Board with such recommendations as the Committee may deem appropriate;

17.	the Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities;

18.	the Committee has the authority to engage and determine funding by the Company for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities; and
The Committee shall also perform such other functions as assigned by law, the Company’s charter or bylaws or the Board.

GLOBAL TRAFFIC NETWORK, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Friday, December 8, 2006
11:00 a.m.
800 Second Avenue, 5th Floor
New York, NY

Global Traffic Network, Inc.
800 Second Avenue, 5th Floor
New York, NY 10017	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, a stockholder of Global Traffic Network, Inc., hereby appoints William L. Yde, III and Scott E. Cody, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of stockholders of Global Traffic Network, Inc. to be held at 800 Second Avenue, 5th Floor, New York, New York, on Friday, December 8, 2006, at 11:00 a.m. prevailing Eastern Time, and at any and all adjournments thereof.
See reverse for voting instructions.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

The Board of Directors Recommends a Vote FOR ALL NOMINEES.

(1)	Election of Directors

	☐ FOR all nominees	☐ WITHHOLD all nominees

AUTHORITY to vote for (except as marked to the contrary below) all nominees listed below:

	• William L. Yde III	• Dale C. Arfman	• Gary O. Benson
	• Shane E. Coppola	• Robert L. Johander

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(2)	Proposal to ratify the appointment of BDO as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007.

	☐ FOR	☐ AGAINST		☐ ABSTAIN

(3)	Upon such other business as may properly come before the annual meeting or any adjournments thereof.
     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

Dated

x

x

(Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)